Exhibit 10.8
Cronos Group Inc.
Amended and Restated 2018 Stock Option Plan
ARTICLE 1
DEFINITIONS

1.1	When used herein, the following terms shall have the following meanings:
“Affiliate” has the meaning given to that term in National Instrument 45-106 – Prospectus Exemptions, as such instrument may be amended, supplemented or replaced from time to time, subject to the term “issuer” in such instrument being ascribed the same meaning as the term “person” in such instrument.
“Blackout Period” means a period of time when, pursuant to any policies of the Company, any securities of the Company may not be traded by certain persons as designated by the Company, including any holder of an Option.
“Board” means the Board of Directors of Cronos Group Inc.
“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday observed in the Province of Ontario.
“Change of Control” means:

(i)
the consummation of any transaction or series of transactions including any reorganization, recapitalization, statutory share exchange, consolidation, amalgamation, arrangement, merger or issue of voting shares in the capital of the Company, the result of which is that any Person or group of Persons acting jointly or in concert for purposes of such transaction or series of transactions becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities in the capital of the entity resulting from such transaction or series of transactions or the entity that acquired all or substantially all of the business or assets of the Company in a transaction or series of transactions described in paragraph (ii) below (in each case, the “Surviving Company”) or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), measured by voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) rather than number of securities (but shall not include the creation of a holding company or other transaction that does not involve any substantial change in the proportion of direct or indirect beneficial ownership of the voting securities of the Company prior to the consummation of the transaction or series of transactions), provided that the exercise by Altria Summit LLC (or any of its Affiliates) of the Purchased Warrant (as defined in the Subscription Agreement by and among the Company, Altria Summit LLC and Altria Group, Inc. dated as of December 7, 2018) shall not constitute a Change of Control pursuant to this clause (i);

(ii)
the direct or indirect sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the business or assets of the Company, taken as a whole, to any Person or group of Persons acting jointly or in concert for purposes of such transaction or series of transactions (other than to any Affiliates of the Company); or

(iii)
Incumbent Directors during any consecutive 12-month period ceasing to constitute a majority of the Board of the Company (for the purposes of this paragraph, an “Incumbent Director” shall mean any member of the Board who is a member of the Board immediately prior to the occurrence of a contested election of directors of the Company).

“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder.
“Committee” means the Compensation Committee of the Board, or such other committee of the Board as is designated by the Board, by way of resolution, adoption of a policy or committee mandate, or otherwise, to administer the Plan from time to time.
“Company” means Cronos Group Inc. and includes any successor corporation thereto.
“Exercise Notice” means a notice in writing, substantially in the form attached hereto as Schedule B, signed by the Participant stating the Participant’s intention to exercise a particular Option or a Share Appreciation Right.
“Exercise Price” means the price at which a Share may be purchased pursuant to the exercise of an Option.
“Exercise Term” means the period of time during which an Option may be exercised.
“Exchange” means the Toronto Stock Exchange, the NASDAQ Global Market or any other stock exchange on which the Shares are listed and posted for trading or quoted.

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“Fair Market Value” means, with respect to a particular date, (i) if the Shares are traded on one or more Exchanges, the closing price as reported by any one such Exchange (as selected by the Board in good faith taking into account applicable legal and tax requirements) on the immediately preceding trading day and (ii) if the Shares are not traded on an Exchange, the value as determined by the Board in good faith taking into account applicable legal and tax requirements.
“Insider” has the meaning given to the term “reporting insiders” in National Instrument 55-104 – Insider Reporting Requirements and Exemptions, as such instrument may be amended, supplemented or replaced from time to time.
“Non-Executive Director” means any director of the Company who is neither (i) an employee or officer of the Company nor (ii) a service provider (including a consultant) of the Company (other than in the capacity of a director of the Company).
“Option” means a right which may be granted to a Participant pursuant to the terms of this Plan which allows the Participant to purchase Shares at a set price during a future period.
“Option Certificate” means a signed written agreement evidencing the terms and conditions upon which an Option is granted under this Plan.
“Participants” means those directors, officers, key employees and service providers of the Company and its Affiliates whose selection to participate in the Plan is approved by the Board, the Committee or an officer of the Company.
“Plan” means this Stock Option Plan, as it may be amended from time to time.
“Security Based Compensation Arrangements” means a stock option, stock appreciation right, stock option plan, employee stock purchase plan, share unit plan, deferred share unit plan or any other compensation or incentive mechanism, in each case, involving the issuance or potential issuance of Shares to any employee or Insider of the Company or its Affiliates, or one or more service providers, including a share purchase from treasury which is financially assisted by the Company or any of its Affiliates by way of a loan, guaranty or otherwise.
“Share Appreciation Right” shall have the meaning ascribed thereto in Section 3.1(b).
“Shares” means the common shares of Cronos Group Inc.
“Termination Date” means the first date on which a Participant is no longer employed by the Company or any of its Affiliates (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a director of, or service provider to, the Company or any of its Affiliates) for any reason; provided that, for the purposes of the Plan, an employee’s termination of employment with the Company or its Affiliates shall occur on the earlier of (i) the date on which the employee ceases to render services to the Company and its Affiliates and (ii) the date on which the Company or its Affiliate delivers notice of the termination of the employee’s employment to him/her, whether such termination is lawful or otherwise, without giving effect to any period of notice or compensation in lieu of notice (except to the extent specifically required by applicable employment standards legislation), but, for greater certainty, (x) an employee’s absence from active work during a period of vacation, temporary illness, authorized leave of absence, maternity or parental leave or leave on account of disability and (y) an employee’s transfer of employment within the group of companies comprising the Company and its Affiliates, shall not be considered to be a termination of employment under the Plan.
“US Taxpayer” means a Participant who is a citizen or permanent resident of the United States for purposes of the Code or a Participant for whom the compensation under this Plan would otherwise be subject to income tax under the Code.
“Value of Option” means, on any date, the amount of the expense associated with the grant of an Option, as determined in accordance with generally accepted accounting principles.
ARTICLE 2
GENERAL

2.1	Purpose: The principal purposes of the Plan are to:

(a)	allow Participants to participate in the growth and development of the Company by providing them with the opportunity to acquire Shares;

(b)	promote the long-term alignment of interests between Participants and present and/or future holders of Shares; and

(c)
assist the Company to attract, retain and incent eligible persons with the knowledge, experience and expertise required to act as employees, officers and directors of, and consultants providing services to, the Company.

2.2	Administration:

(a)	The Plan shall be administered by the Board.

(b)
The Board shall have the sole and complete authority (i) to approve the selection of Participants, (ii) to grant Options in such form as it shall determine, (iii) to grant Share Appreciation Rights in accordance with Section 3.1(b), (iv) to

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impose such limitations, restrictions and conditions including, but not limited to, vesting conditions and restrictions, upon such Options as it deems appropriate, (v) to accelerate the vesting conditions attaching to any Option, (vi) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (vii) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan; provided, however, that no such action shall be taken without shareholder approval if such approval is required by applicable securities laws or the applicable rules of any Exchange on which the Shares are listed and posted for trading. The Board’s determinations and actions within its authority under the Plan shall be conclusive and binding upon the Company and all other persons.

(c)
To the extent permitted by law, the Board may from time to time delegate to the Committee all or any of the powers conferred on the Board under the Plan. In such event, the Committee shall exercise the delegated powers in the manner and on the terms authorized by the Board. Where the Board has so delegated any powers to the Committee, any reference under the Plan, in connection with such power, to the “Board” shall be read as to the “Committee”. The Board shall also be permitted to hire administrators, custodians or similar service providers to assist it in the administration of the Plan. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of the Plan in this context shall be final and conclusive.

2.3
Selection for Participation: Participants shall be selected from the directors, officers, key employees and service providers (including consultants) of the Company and its Affiliates. In approving this selection, the Board shall consider such factors as it deems relevant, subject to the provisions of the Plan.

2.4	Shares Subject to the Plan:

(a)
Subject to adjustment as provided for in Sections 4.1 and 4.2 below, the maximum number of Shares that may be issued or issuable under the Plan shall be the lesser of (i) 34,881,747 and (ii) a number of Shares equal to 10% of the number of issued and outstanding Shares on a non-diluted basis at any time; provided that, in any event, the number of Shares issued or issuable under all Security Based Compensation Arrangements shall not exceed 10% on a non-diluted basis.

(b)
No fractional shares shall be issued upon the exercise of any Option and, if as a result of any adjustment, a Participant would become entitled to a fractional share, such Participant shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made for the fractional interest.

(c)
Notwithstanding any other provision of this Plan or any agreement relating to Options, no Options shall be granted under this Plan if together with any other Security Based Compensation Arrangements established or maintained by the Company or its Affiliates such grant of Options could result, at any time, in the aggregate number of Shares (i) issued to Insiders within any one-year period or (ii) issuable to Insiders at any time exceeding 10% of the issued and outstanding Shares (on a non-diluted basis); provided, however, that the number of Options or Share Appreciation Rights that may be granted to any Participant in any one calendar year shall not exceed 10% of the issued and outstanding Shares (on a non-diluted basis).

(d)
No Option shall be granted to any Non-Executive Director if such grant would, at the time of the grant, result in: (i) the aggregate number of Shares reserved for issuance to all Non-Executive Directors under the Plan and all other Security Based Compensation Arrangements exceeding 1% of the total number of Shares then issued and outstanding; (ii) the aggregate Value of Options granted to the Non-Executive Director during the Company’s fiscal year exceeding $100,000; or (iii) the aggregate Value of Options and, in the case of Security Based Compensation Arrangements that do not provide for the granting of options (“Full Value Awards”), the grant date value of Shares granted to the Non-Executive Director during the Company’s fiscal year exceeding $150,000, provided that any Full Value Award elected to be received by a Non-Executive Director, in the Non-Executive Director’s discretion, in place of the same value of foregone cash compensation from the Company shall not be counted toward the foregoing $150,000 limit and provided further that this Section 2.4(d) shall not apply to one-time initial grants to a new director who would be a Non-Executive Director upon joining the Board as compensation for serving on the Board.

(e)
If any Options terminate, expire or are cancelled as contemplated by the Plan without the Participant having received any benefit therefrom, the number of Shares underlying such Options so terminated, expired or cancelled shall again become available under the Plan.

(f)
Shares shall be deemed to have been used in settlement of awards whether or not they are actually delivered; provided, that if Shares issued upon exercise, vesting, or settlement of an award, including any Option, are surrendered or tendered to the Company in payment of the Exercise Price or any taxes required to be withheld in respect of an award in accordance with the terms and conditions of the Plan and any applicable Option Certificate, such surrendered or tendered Shares shall not become available again under the Plan and the aggregate number of Shares underlying any exercised Option or Share Appreciation Right shall in no event become available again under the Plan.

2.5
Option Certificates: All grants of Options under the Plan shall be evidenced by an Option Certificate. Such Option Certificates shall be subject to the applicable provisions of the Plan and shall clearly set out the Exercise Term in addition to such other

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provisions as are required by the Plan or which the Board may direct. Any officer of the Company is authorized and empowered to execute on behalf of the Company any Option Certificates required to be delivered to the Participants from time to time as designated by the Board. In the event of irreconcilable conflict between the terms of an Option Certificate and the terms of this Plan, the terms of this Plan shall prevail and the Option Certificate shall be deemed to have been amended accordingly.

2.6
Non-transferability: Subject to Section 3.7, Options granted under the Plan may only be exercised by a Participant personally and no assignment or transfer of Options whether voluntary, involuntary, by operation of law or otherwise, shall vest any interest or right in such Options whatsoever in any assignee or transferee, but immediately upon any assignment or transfer, or any attempt to make the same, such Options shall terminate and be of no further effect. Notwithstanding this Section 2.6, a Participant may assign or transfer one or more Options, in compliance with such terms as the Board may determine, to a personal holding corporation wholly-owned by such Participant or to a registered retirement savings plan established for the sole benefit of such Participant, provided that upon any such permitted assignment or transfer, the transferred Options shall be deemed for purposes of the Plan to continue to be held by the Participant, and shall continue to be subject to the terms and conditions of the Plan as if the Participant remained the sole holder thereof.

ARTICLE 3
SHARE OPTIONS

3.1	Award of Options and Share Appreciation Rights:

(a)
The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, award Options to any Participant and the Company shall enter into an Option Certificate with each Participant substantially in the form attached hereto as Schedule A or in any other form approved by the Board.

(b)
At the sole discretion of the Board, the Board may grant to a Participant in respect of an Option awarded to the Participant, either at the time of grant of the Option or at a subsequent time, a number of rights (each a “Share Appreciation Right”) equal to the number of Shares then underlying the Option, which number shall be fixed on the date of grant of the Share Appreciation Rights, subject to adjustment pursuant to Article 4 on the same basis as the number of Shares underlying the Option. The grant of a Share Appreciation Right shall be subject to the terms of the Plan and the terms and conditions of the Option in respect of which it is granted (except as the context or the Plan otherwise require) and such other terms and conditions as the Board may prescribe (including any acceleration of vesting pursuant to Article 4) and shall be evidenced in the Option Certificate in respect of the related Option or an amendment to such Option Certificate. Each Share Appreciation Right shall entitle the Participant to surrender to the Company, unexercised, the right to subscribe for Shares pursuant to the related Option and to receive from the Company that number of Shares, rounded down to the next whole Share, with a Fair Market Value on the date of exercise of each such Share Appreciation Right that is equal to the difference between such Fair Market Value and the Exercise Price under the related Option, multiplied by the number of Shares that cease to be available under the Option as a result of the exercise of the Share Appreciation Right, subject to satisfaction of applicable withholding taxes and other source deductions. Upon the exercise of a Share Appreciation Right in respect of a Share covered by an Option such Option shall be cancelled and shall be of no further force or effect in respect of such Share. Share Appreciation Rights shall be exercisable by a Participant or his or her legal representative only to the extent that the related Option is exercisable. Unexercised Share Appreciation Rights shall terminate when the related Option is exercised or the Option terminates in accordance with this Plan and the applicable Option Certificate.

3.2	Exercise Term:

(a)
Subject to any vesting conditions imposed by the Board in its discretion at any time and from time to time, Options granted to Participants may only be exercisable by the Participant if such conditions of vesting have been satisfied.

(b)
The maximum term during which Options may be exercised shall be determined by the Board, but in no event shall the Exercise Term of an Option exceed seven (7) years from the date of its grant; provided that if at any time the end of the Exercise Term of an Option should be determined to occur either during a Blackout Period or within ten Business Days following a Blackout Period, the end of the term shall be deemed to be extended to the date that is the tenth Business Day following the date of expiry of such Blackout Period. Notwithstanding the foregoing sentence or otherwise, in no event, including as a result of any Blackout Period, shall the date of expiry of any Option granted to a US Taxpayer be extended beyond the original expiration of the Exercise Term if such Option has an Exercise Price that is less than the Fair Market Value of the Shares on the date of the proposed extension.

(c)
Subject to Sections 3.2(a) and 3.2(b), the provisions of the Plan and the Option Certificate, Options may be exercised by means of giving an Exercise Notice addressed to the Company or its designee (including third-party administrators) in accordance with the terms of the Option and the Option Certificate accompanied by payment of the Exercise Price and any applicable required withholding taxes in accordance with Section 3.4.

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(d)	All Options granted under the Plan to US Taxpayers shall be non-qualified stock options for the purposes of the Code unless the Option Certificate expressly states otherwise.

3.3
Exercise Price: The Exercise Price of any Option shall be the Fair Market Value on the date such Option is granted. For the avoidance of doubt and notwithstanding anything to the contrary, any Option issued to a US Taxpayer shall have an Exercise Price that is no less than Fair Market Value on the date of grant which in all events shall be determined in accordance with Section 409A of the Code.

3.4
Payment of Exercise Price: Subject to the terms of the Plan, no Shares shall be issued or transferred with respect to the exercise of an Option until the Participant has paid the Exercise Price to the Company in full, and an amount equal to any U.S. federal, state, non-U.S. federal, provincial, and local income and employment taxes, social contributions, and any other tax-related items required to be withheld. Unless otherwise stated in the Option Certificate, the Exercise Price and all applicable required withholding taxes shall be payable (i) by certified cheque or bank draft payable to the Company or wire transfer to an account specified by the Company or (ii) by such other method as elected by the Participant and that the Committee may permit, in its sole discretion, including without limitation: (A) in the form of other property having a fair market value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (B) if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes against delivery of the Shares to settle the applicable trade; or (C) by means of a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes; provided that Participants who are subject to income tax under the Income Tax Act (Canada) with respect to their Options shall not be permitted to surrender Shares acquired under any Options in payment of the Exercise Price or withholding taxes or to exercise their Options by means of a “net exercise” procedure as described in clause (C) above. In all events of cashless or net exercise, any fractional Shares shall be settled in cash.

3.5
Share Certificates: As soon as practicable after receipt of any Exercise Notice and full payment with respect to the exercise of an Option, the Company shall issue to the eligible Participant either a certificate or certificates representing the acquired Shares or uncertificated Shares.

3.6
Termination of Employment for Cause: Where a Participant’s employment with the Company or an Affiliate of the Company is terminated for cause (as such term is defined in a written employment agreement between the Participant and the Company or an Affiliate thereof (as applicable), or where no such agreement exists or such agreement does not contain a definition, as defined in law), each Option granted to that Participant that has vested as at the Termination Date and each Option granted to that Participant that has not vested as at the Termination Date shall, subject to the discretion of the Board, immediately terminate and cease to be exercisable.

3.7
Death: In the event of the death of a Participant, each Option granted to that Participant that has not then vested shall, subject to the discretion of the Board, immediately terminate and, notwithstanding Section 2.6, all Options which have vested may be exercised by the Participant’s estate at any time within six months from the date of death, or for such longer period of time as the Board may determine but in no event later than the expiration of the original Exercise Term of such Option.

3.8
Termination of Employment for Other than Cause or Death: Where a Participant’s employment with the Company or an Affiliate of the Company terminates for any reason other than as contemplated in Sections 3.6 or 3.7 above, or in the event a Director is not re-elected to the Board of Directors, each Option granted to that Participant that has not then vested shall, subject to the discretion of the Board, immediately terminate as at the Termination Date. In such cases, all Options granted to such Participants that have vested as at the Termination Date may be exercised by the Participant at any time within six months of the Termination Date, or for such longer period of time as the Board may determine but in no event later than the expiration of the original Exercise Term of such Option.

3.9
No Compensation for Forfeiture: For greater certainty, Participants shall have no right to receive Shares or any payment as compensation, damages or otherwise with respect to any Options or Share Appreciation Rights that expire or terminate hereunder without becoming exercisable or without being exercised.

ARTICLE 4
REORGANIZATION OF THE COMPANY AND CHANGE OF CONTROL

4.1
General: The existence of any Options shall not affect in any way the right or power of the Company or its shareholders (i) to make or authorize any adjustment, recapitalization, reorganization or any other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company including to undertake a Change of Control, (ii) to create or issue any bonds, debentures, shares of any class or other securities of the Company or the rights and conditions attaching thereto or (iii) to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

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4.2
Reorganization of Company’s Capital: Notwithstanding any other provision of the Plan, in the event of any change in the Shares by reason of any stock dividend, split, recapitalization, reclassification, amalgamation, arrangement, merger, consolidation, combination or exchange of Shares or distribution of rights to holders of Shares or any other form of corporate reorganization whatsoever, an equitable adjustment shall be made to the number of Shares which may be acquired on the exercise of any outstanding Options and/or an adjustment to the Exercise Price shall be made; provided that, notwithstanding the foregoing or otherwise, any adjustment to an Option issued to a US Taxpayer shall be made in accordance with the requirements of Section 409A of the Code. Notwithstanding the foregoing, a decision of the Board in respect of any and all matters falling within the scope of this Section 4.2 shall be final and without recourse on the part of any Participant and his or her heirs or legal representatives.

4.3
Change of Control: Subject to Section 4.4, if the Company proposes to undertake a Change of Control, the Board may, in its discretion, accelerate the vesting of all outstanding Options to provide that, notwithstanding the vesting provisions of such Options or any Option Certificate, each such outstanding Option shall be fully vested and either (as determined by the Board in its discretion) (i) may be conditionally exercisable for Shares or (ii) may be conditionally surrendered for a cash payment equal to the difference between the per Share consideration receivable by shareholders of the Company in connection with the transaction resulting in the Change of Control and the Exercise Price multiplied by the number of Shares that may be acquired under the particular Option, upon (or where permitted by the Board, prior to) the completion of the Change of Control, provided that the Board shall not, in any case, authorize the exercise or surrender of Options pursuant to this Section 4.3 beyond the expiration of the original Exercise Term of the Options. Where the Board elects to exercise its discretion to accelerate vesting of Options, the Company shall give written notice of any proposed Change of Control to each Participant at least 14 days prior to the expected date of the Change of Control. Upon the giving of any such notice, the Participants shall be entitled to exercise or surrender all or any portion of their outstanding Options, as applicable, at any time within the period specified in the notice and conditional upon completion of the Change of Control (subject to such extension of such specified period as the Board may determine in its sole discretion, not to exceed the expiration of the Option). Unless the Board determines otherwise (in its discretion), upon the expiration of the notice period referred to above, all rights of the Participants to exercise or surrender any outstanding Options, whether vested or unvested, shall terminate and all such Options shall immediately expire and cease to have any further force or effect, subject to the completion of the relevant Change of Control.

4.4
Termination of Employment following Change of Control: If, in connection with a Change of Control, the Board does not accelerate the vesting of Options in accordance with Section 4.3, and the Options continue, or are assumed, or rights equivalent to the Options are substituted for the Options by the Surviving Company or Parent Company (or an Affiliate thereof), and subject to the terms of the Option Certificate in respect of the Options and any written employment agreement between the Participant and the Company, or the Surviving Company or Parent Company, or an Affiliate of the Company, or a successor thereto, in the event a Participant’s employment is terminated by the Company, or the Surviving Company or Parent Company, or an Affiliate of the Company, or a successor thereto, without cause in the twenty-four (24) month period following the Change of Control, all unvested Options or substituted rights outstanding on the Participant’s Termination Date shall immediately vest, and the Participant may exercise such vested Options or substituted rights until the earlier of the expiration of the original Exercise Term of such Option (or the Option for which the right was substituted) and twelve (12) months following the Participant’s Termination Date, following which any unexercised Options or substituted rights shall terminate and cease to be exercisable.

4.5
Issue by Company of Additional Shares: Except as expressly provided in this Article 4, the issue by the Company of shares of any class, or securities convertible into shares of any class, for money, services or property either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares which may be acquired on the exercise of any outstanding Options or the Exercise Price under such Options.

ARTICLE 5
MISCELLANEOUS PROVISIONS

5.1
Legal Requirement: The Company shall not be obligated to grant any Options if the issuance or exercise thereof would constitute a violation by the Participant or the Company of any provisions of any applicable laws or regulatory requirements or the applicable rules of any Exchange on which the Shares are listed and posted for trading.

5.2
Rights of Participant: The Plan shall not give any employee the right to be employed by, or to continue to be employed by, the Company or any of its Affiliates. No Participant shall have any rights as a shareholder of the Company in respect of Shares issuable on the exercise of rights to acquire Shares under any Option or Shares issuable pursuant to Section 3.1(b) hereof until the allotment and issuance to the Participant of such Shares.

5.3
Interpretation: Whenever the Board is to exercise its discretion in the administration of terms and conditions of this Plan the term “discretion” shall mean the “sole and absolute discretion” of the Board.

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5.4	Amendment or Discontinuance:

(a)
The Board may amend, suspend or terminate the Plan, in whole or in part, at any time, and, if suspended or terminated, the Plan shall govern the rights and obligations of the Company and the holders of Options, as applicable, with respect to all then-outstanding Options, provided that no such amendment, suspension or termination may:

(i)
be made without obtaining any necessary regulatory or shareholder approvals if such approval is required by applicable securities laws or the applicable rules of any Exchange on which the Shares are listed and posted for trading; or

(ii)
materially adversely affect the rights of any Participant who holds outstanding Options at the time of any such amendment, as determined by the Board acting in good faith, without the consent of the Participant.

(b)
Notwithstanding Section 5.4(a), approval by a majority of votes cast by holders of Shares present and voting in person or by proxy at a meeting of shareholders of the Company shall be required for the following:

(i)	any increase in the maximum number of Shares issuable by the Company under the Plan (other than pursuant to Section 4.1 or Section 4.2);

(ii)	any amendment that would reduce the Exercise Price at which Options may be granted below the minimum price currently provided for in Section 3.3 of the Plan;

(iii)	any amendment that would increase or delete the percentage limits on the aggregate number of Shares issuable or that could be issued to Insiders pursuant to Section 2.4(c);

(iv)	any amendment that would increase or delete the maximum term during which Options may be exercised pursuant to the Plan to be greater than 7 years, as set forth in Section 3.2(b);

(v)	subject to Section 3.2(b), any amendment that would extend the Exercise Term of any outstanding Option;

(vi)
any amendment that would reduce the Exercise Price of an outstanding Option (other than as may result from adjustments contemplated by Article 4 of the Plan) including a cancellation of an Option and re-grant of an Option to the same Participant in conjunction therewith, constituting a reduction of the Exercise Price of the Option;

(vii)
any exchange for cash or other entitlements, by the Company and a Participant, of an Option for which the Exercise Price is equal to, or less than, the Fair Market Value of a Share on the date of such exchange;

(viii)	any amendment that would permit transfers or assignments to persons not currently permitted under the Plan;

(ix)	any amendment to the definition of “Participant” or any amendment that would expand the scope of those persons eligible to participate in the Plan;

(x)	any amendment to increase the Value of Options granted, or delete the percentage limit relating to Shares issuable, in each case, to Non-Executive Directors in Section 2.4(d);

(xi)
any amendment to Section 2.4(f) that would allow the Board to reduce the aggregate number of Shares that may be issued under this Plan in respect of the exercise of a Share Appreciation Right by less than one whole Share;

(xii)	amend the Plan to provide for other types of compensation through equity issuance; and

(xiii)	amend Section 5.4(a) or this Section 5.4(b), other than as permitted by the requirements of each Exchange on which the Shares are listed and posted for trading.

(c)
For greater certainty, the Board may, subject to Section 5.4(a), from time to time, by resolution, make any amendments to the Plan or any Option granted under the Plan, other than the items specified in Section 5.4(b), without shareholder approval.

5.5
Indemnification: Subject to the requirements of the Business Corporations Act (Ontario), every director of the Company shall at all times be indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, which such director may sustain or incur by reason of any action, suit or proceeding, proceeded or threatened against the director, otherwise than by the Company or any successor thereto, for or in respect of any act done or omitted by the director in respect of the Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgement rendered therein, provided that the act was done or omitted by the director in good faith.

5.6
Effective Date: The Plan was initially effective as of June 28, 2018, being the date on which it was approved by the shareholders of the Company, and shall remain in effect through the tenth anniversary of such effective date and no further awards shall be

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issued under the Plan after the tenth anniversary of such effective date; provided, however, that such expiration shall not affect awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such awards.

5.7
Governing Law: The Plan and, unless otherwise explicitly so provided in the Option Certificate, all Option Certificates shall be governed and interpreted in accordance with the laws of the Province of Ontario and any actions, proceedings or claims in any way pertaining to the Plan shall be commenced in the courts of the Province of Ontario.

5.8
US Taxes: Notwithstanding any provision of the Plan to the contrary, solely with respect to US Taxpayers it is intended that any awards granted or payments made under the Plan either be exempt from or comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each US Taxpayer is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such US Taxpayer in connection with the Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any subsidiary of the Company shall have any obligation to indemnify or otherwise hold such US Taxpayer (or any beneficiary) harmless from any or all of such taxes or penalties.

5.9
Withholding: The Company may withhold from any amount payable to a Participant, either under this Plan or otherwise, such amount as may be necessary to enable the Company to comply with the applicable requirements of any federal, provincial, state or local law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to Options hereunder (“Withholding Obligations”). The Company shall also have the right in its discretion to satisfy any liability for any Withholding Obligations by selling, or causing a broker to sell, on behalf of any Participant or causing any Participant to sell such number of Shares issued to the Participant sufficient to fund the Withholding Obligations (after deducting any commissions payable to the broker). The Company may require a Participant, as a condition to exercise of an Option, to make such arrangements as the Company may require so that the Company can satisfy applicable Withholding Obligations on terms and conditions determined by the Company in its sole discretion, including, without limitation, requiring the Participant to (i) remit the amount of any such Withholding Obligations to the Company in advance; (ii) reimburse the Company for any such Withholding Obligations; or (iii) cause a broker who sells Shares acquired by the Participant under the Plan on behalf of the Participant to withhold from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Company.

Adopted by the Board of Directors on May 18, 2018
Confirmed by the shareholders of the Corporation on June 28, 2018.
Amended by the Board of Directors on May 8, 2019 and further Amended and Restated on November 11, 2019 with effect on and from January 1, 2020.

23738403.3

SCHEDULE A
CRONOS GROUP INC.
STOCK OPTION PLAN OPTION CERTIFICATE
The present Option Certificate is delivered pursuant to the provisions of the Cronos Group Inc. (the “Company”) Stock Option Plan, initially effective June 28, 2018 (as amended from time to time, the “Plan”) and certifies that the optionee mentioned below (the “Participant”) has been granted Options (as defined in the Plan) to purchase common shares (the “Shares”) in the capital of the Company and an equal number Share Appreciation Rights (as defined in the Plan), in accordance with and subject to the following terms and conditions and the terms and conditions set out in the Plan:

Participant:	[•]
Grant Date:	[•]
Number of Options/Share Appreciation Rights:	[•]
Exercise Price:	$[•]/Option
Vesting Schedule:	[Vesting in 16 quarterly installments, but subject to the Plan].
Expiry:	[7 years], unless terminated or expired earlier in accordance with the Plan.
Other Terms:
Notwithstanding anything to the contrary in the Plan, the exercise by Altria Summit LLC (or any of its affiliates) of the Purchased Warrant (as defined in the Investor Rights Agreement between the Company and Altria Group, Inc. (as may be amended or otherwise modified in accordance with its terms)) shall not constitute a “Change of Control” (as defined in the Plan) and any provisions regarding accelerated vesting, including Sections 4.3 and 4.4 of the Plan, shall not apply to the Options and Share Appreciation Rights in connection with the exercise by Altria Summit LLC (or any of its affiliates) of the Purchased Warrant.

The Participant may exercise these Options or Share Appreciation Rights to the extent vested in accordance with this Option Certificate and the Plan by delivering to the Company an Exercise Notice (attached hereto as Schedule “B”) accompanied by this Option Certificate and, where the Participant elects to exercise the Options, a certified cheque or bank draft payable to the Company or wire transfer to an account specified by the Company, in an amount equal to the aggregate Exercise Price or in such other manner as may be permitted by the board of directors of the Company pursuant to the Plan. If only part of these Options or Share Appreciation Rights are being exercised, the Company shall amend this Option Certificate to indicate the number of Options or Share Appreciation Rights exercised and the amended Option Certificate shall then be returned to the Participant.
This Option Certificate, as well as the Options and Share Appreciation Rights represented thereby, shall not be transferrable by the Participant otherwise by will or the laws of descent and distribution. This Option Certificate is only delivered for convenience and in the event of a dispute with respect thereto, the provisions of the Plan and the records of the Company shall be determinative and binding on the Participant.

Dated in______________on______________, 20__.

CRONOS GROUP INC.
By:
Authorized signatory
By signing where indicated below, the Participant acknowledges and confirms that:

1.	his or her participation under the Plan is voluntary;

2.
he or she has received a copy of the Plan which was applicable at the time of this grant of Options and Share Appreciation Rights and that no amendment to the Plan thereafter shall affect any right granted to him or her in respect of the Options and the Share

23738403.3

Appreciation Rights, except if such amendment is approved by the Participant, or does not materially adversely affect the Participant’s rights or is required in order to comply with changes to any relevant law or regulation applicable with respect to the Plan, the Options, the Share Appreciation Rights or the Shares; and

3.	he or she has read and understands the Plan and accepts to be bound by the provisions thereof and the terms and conditions of this Option Certificate.

Dated in______________on______________, 20__.

Participant Name:

23738403.3

SCHEDULE B
CRONOS GROUP INC.
STOCK OPTION PLAN EXERCISE NOTICE
TO: CRONOS GROUP INC. (the “Company”)
Pursuant to the Company’s Stock Option Plan, initially effective June 28, 2018 (as amended from time to time, the “Plan”), the undersigned hereby gives an irrevocable notice of the exercise of the options (the “Options”) or Share Appreciation Rights evidenced by the Option Certificate dated    (the “Option Certificate”) to (pick one of Cash Exercise of Options or Share Appreciation Rights):

□Cash Exercise of Options
purchase shares in the capital of the Company that are issuable pursuant to the Options (the “Option Shares”) and hereby (circle one):
(a)subscribes for all of the Option Shares; or
(b)subscribes for number of Option Shares.
The Exercise Price per Option is and the aggregate Exercise Price for all of the Options being exercised is (the “Aggregate Exercise Price”).
Payment: With this notice, the undersigned is delivering the Aggregate Exercise Price by certified cheque or bank draft payable to Cronos Group Inc. or wire transfer to an account specified by the Company.

OR
□Share Appreciation Rights (or commonly referred to as “cashless exercise”) exercise Share Appreciation Rights (“SARs”) in respect of the Options and hereby (circle one):
(a)subscribes for all of the SARs Shares (defined below); or
(b)subscribes for SARs Shares (defined below); or
hereby surrenders the same number of unexercised Options under the Option Certificate.
The number of shares delivered by the Company pursuant to a SARs exercise (the “SARs Shares”) will be calculated based on the Fair Market Value (as defined in the Plan) on the day the SARs Shares are issued (the “FMV”) as follows (fractional rounded down to the nearest whole number):

(FMV - Exercise Price) * # of SARs exercised
FMV
DELIVERY:
The undersigned requests that the Company registers and delivers (pick one):

□Certificated Shares (paper certificate)
Lost paper certificates may be subject to a replacement fee, levied by the transfer agent, equal to 3% of the market value of the aggregate shares represented by the certificate at the time the loss is reported, or other fee then in force under the transfer agent’s policies.

OR
□Direct Registration Statement (electronically registered)
to the address below:

23738403.3

Registration Name and Address:	Mailing Address (if different):

(Email address)
Dated:

(Signature of the Participant)
(Name of the Participant - in block letters)

23738403.3

SCHEDULE C
Cronos Group Inc.
ISRAELI PARTICIPANTS
(Applicable for Options granted to Israeli Participants)

1.	SCOPE.
1.This Schedule C forms an integral part of the Plan and is to be read as a continuation of the Plan and only applies to Options granted to Israeli Participants.

2.	ISSUANCE OF OPTIONS.
1.Israeli Participants that are Employees may only be granted Options pursuant to Section 102, and all other Israeli Participants may only be granted 3(i) Options.
2.The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards; provided that any grant of Approved 102 Awards shall be made not less than 30 days from the date that the Plan is submitted to the ITA and shall comply with Section 102.
3.Approved 102 Awards may either be classified as Capital Gain Awards or Ordinary Income Awards.
4.No Approved 102 Awards may be granted pursuant to the Plan to any eligible Employee unless and until the Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”) is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Award under the Plan and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Israeli Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.
5.All Approved 102 Awards must be held in trust by a Trustee registered on the name of the Trustee, as described in Section 3 below.
6.For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.

3.	TRUSTEE.
1.The terms and conditions applicable to the trust relating to Section 102 Awards shall be set forth in an agreement signed by the Company and the Trustee (the “Trust Agreement”).
2.Notwithstanding anything to the contrary in the Plan, Shares issued upon exercise of an Approved 102 Award by an Israeli Participant shall be registered in the name of the Trustee for the benefit of such Israeli Participant for no less than such period of time as required by Section 102 (the “Holding Period”). In case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards shall be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102.
3.The Trustee shall not release any Shares issued upon the valid exercise of Approved 102 Awards to an Israeli Participant prior to the full payment of such Israeli Participant’s tax liabilities, if any, arising from Approved 102 Awards which were granted to such Israeli Participant and/or any Shares issued upon exercise of such Options.
4.With respect to any Approved 102 Award, subject to the provisions of Section 102, an Israeli Participant shall not sell or release from trust any Shares received upon the exercise of an Approved 102 Award until the lapse of the Holding Period required under Section 102. Notwithstanding the foregoing sentence, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Israeli Participant. Subject to the immediately preceding sentence, the Trustee may, pursuant to a written or electronic request from the applicable Israeli Participant, release and transfer such Share from trust to such Israeli Participant, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes required to be paid upon the release and transfer of the Share, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has confirmed with the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s constating documents, the Plan, the Israeli Option Certificate and any applicable law.
5.Upon receipt of any Approved 102 Award, if requested to do so by the Company, any of the Company’s Israeli Affiliates or the Trustee, the relevant Israeli Participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in accordance with the Plan or any Shares granted to such Israeli Participant thereunder.

23738403.3

6.The Trustee shall have the right to withhold taxes as further described in this Schedule C.
7.In the case of 102 Awards, the Trustee shall have no rights as a shareholder of the Company in respect of Shares issuable on the exercise of rights to acquire Shares under any Option until the issuance to the Trustee of such Shares for the Israeli Participant’s benefit, and the Israeli Participant shall have no rights as a shareholder of the Company in respect of the Shares issuable on the exercise of rights to acquire Shares under any Option until the date of the release of such Shares from the Trustee to the Israeli Participant and the transfer of record ownership of such Shares to the Israeli Participant.

4.	THE OPTIONS.
Each Israeli Option Certificate shall be subject to Section 102 or Section 3(i) of the Ordinance, as applicable, and shall state, inter alia, the type of Option granted thereunder (whether a CGA, OIA, Unapproved 102 Award or a 3(i) Option), and, in accordance with the Plan, any applicable vesting provisions and Exercise Price that may be payable.

5.	FAIR MARKET VALUE.
Solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of any CGA, the Shares are listed on any established Share exchange or a national market system or if the Shares will be registered for trading within ninety (90) days following the date of grant of the CGAs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

6.	EXERCISE OF OPTIONS.
Without derogating the provision of the Plan, Options shall be exercised by the relevant Israeli Participant by giving a written or electronic notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company (and to the extent applicable, in accordance with the requirements of Section 102), which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the cash payment of the Exercise Price for the number of Shares with respect to which the Option is being exercised in accordance with the terms and conditions of the Plan, at the Company’s or the Representative’s principal office. The Exercise Price for Approved 102 Awards shall be paid by certified cheque or bank draft payable to the Company or wire transfer to an account specified by the Company, unless an advance approval granted from the ITA, as required, for an alternative method of payment is first obtained.

7.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT.
1.With regards to Approved 102 Awards only, the provisions of the Plan and/or the Israeli Option Certificate shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any pre-rulings obtained by the ITA, and the said provisions, permit and/or pre-rulings shall be deemed an integral part of the Plan and of the Israeli Option Certificate.
2.Any provision of Section 102 and/or the said permit and/or pre-rulings which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Israeli Option Certificate, shall be considered binding upon the Company and the Israeli Participant.

8.	TAX CONSEQUENCES.
1.Any tax consequences arising from the grant, exercise or vesting of any Option from the payment for Shares covered thereby or from any other event or act (of the Company, any of its Israeli Affiliates, the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company, any of its Israeli Affiliates and/or the Trustee, as applicable, shall withhold Israeli taxes according to the requirements under applicable law, including withholding taxes at source. Furthermore, each Israeli Participant hereby agrees to indemnify the Company, its Israeli Affiliates and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty or indexation thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Participant.
2.The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Israeli Participant until all required payments have been fully made.
3.With respect to Unapproved 102 Award, if the Israeli Participant ceases to be employed by the Company or any of its Israeli Affiliates, the Israeli Participant shall extend to the Company and any of its Israeli Affiliates, as applicable, a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.
4.Each Israeli Participant agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority which is approved by the Company.

9.	ISRAELI PARTICIPANT’S UNDERTAKINGS.
1.Each Israeli Participant (a) agrees and acknowledges that he or she have received and read the Plan, the Israeli Option Certificate and Trust Agreement; (b) undertakes to comply with all the provisions set forth in Section 102 (including provisions

23738403.3

regarding the applicable tax track that the Company has selected) or Section 3(i), as applicable, the Plan, the Israeli Option Certificate, the Trust Agreement and applicable law; and (c) with respect to Options granted under Section 102, the Israeli Participant undertakes to comply with and be subject to the provisions of Section 102 and not to sell or release the Shares from trust before the end of the Holding Period.
2.Each Israeli Participant agrees to execute any and all documents that the Company, any of its Israeli Affiliates and/or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance, ruling or guidelines and rules issued by the ITA.

10.	DEFINITIONS.
Any capitalized terms not specifically defined in this Schedule C shall be construed according to the interpretation given to them in the Plan. As used in this Schedule C, any Israeli Option Certificate and any Israeli Exercise Notice, the following terms will have the following meanings:
1.“Approved 102 Award” means an Option granted pursuant to Section 102(b) of the Ordinance.
2.“Capital Gain Award” or “(CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) and 102(b)(3) of the Ordinance.
3.“Controlling Stockholder” shall have the meaning ascribed to it in Section 102 of the Ordinance.
4.“Employee” means an Israeli Participant who is employed by the Israeli Subsidiary or its Israeli Affiliates, including an individual who is providing services and serving as an “office holder” as defined in the Israeli Companies Law, 1999, as amended from time to time, but excluding any Controlling Shareholder.
5.“Israeli Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.
6.“Israeli Participant” means any Participant that is a resident of the State of Israel or who is deemed to be a resident of the State of Israel for Israeli tax purposes.
7.“ITA” means the Israeli Tax Authority.
8.“Ordinary Income Award” or “OIA” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.
9.“102 Award” means an Option granted to Employees pursuant to Section 102 of the Ordinance and any other rulings, procedures and clarifications promulgated thereunder or issued by the ITA.
10.“3(i) Option” means an Option intended to be granted under Section 3(i) of the Ordinance to any person who is a Non-Employee.
11.“Israeli Exercise Notice” means an exercise notice provided by an Israeli Participant in respect of Option granted to such Israeli Participant, a form of which is attached as Appendix B to this Schedule C.
12.“Israeli Option Certificate” means a written agreement entered into and signed by the Company and an Israeli Participant that sets out the terms and conditions of an Award in accordance to Section 102 or in accordance to Section 3(i), a form of which is attached as Appendix A to this Schedule C.
13.“Israeli Subsidiary” means any company incorporated under the laws of the State of Israel, more than fifty (50%) of the voting securities of which are beneficially owned by the Company.
14.“Non-Employee” means an Israeli Participant other than an Employee.
15.“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended and any regulations promulgated hereunder.
16.“Section 102” means section 102 of the Ordinance, the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, and any other rules, regulations, orders or procedures promulgated thereunder as now in effect or as hereafter amended.
17.“Trustee” means any person appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.
18.“Unapproved 102 Award” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

23738403.3

APPENDIX A TO SCHEDULE C
CRONOS GROUP INC.
STOCK OPTION PLAN ISRAELI OPTION CERTIFICATE
(Applicable to :102 Approved Options)
This Israeli Option Certificate is delivered pursuant to the provisions of the Cronos Group Inc. (the “Company”) 2018 Stock Option Plan (as amended from time to time, the “Plan”) and certifies that the optionee mentioned below (the “Participant”) has been granted Options (as defined in the Plan) to purchase common shares (the “Shares”) in the capital of the Company, in accordance with and subject to the following terms and conditions and the terms and conditions set out in the Plan:

Participant:
Grant Date:	[•]
Number of Options:	[•]
Tax Status of Option	[Capital Gain Award; Section 102]
Exercise Price:	$[•]/Share
Vesting Schedule:	[Vesting in 16 quarterly installments, but subject to the Plan].
Expiry:	[7 years], unless terminated or expired earlier in accordance with the Plan.
Other Terms:
Notwithstanding anything to the contrary in the Plan, the exercise by Altria Summit LLC (or any of its affiliates) of the Purchased Warrant (as defined in the Investor Rights Agreement between the Company and Altria Group, Inc. (as may be amended or otherwise modified in accordance with its terms)) shall not constitute a “Change of Control” (as defined in the Plan) and any provisions regarding accelerated vesting, including Sections 4.3 and 4.4 of the Plan, shall not apply to the Options and Share Appreciation Rights in connection with the exercise by Altria Summit LLC (or any of its affiliates) of the Purchased Warrant.

The Participant may exercise these Options to the extent vested in accordance with this Israeli Option Certificate and the Plan by delivering to the Company an Exercise Notice (attached as Appendix “B” to Schedule C of the Plan) accompanied by this Israeli Option Certificate and, where the Participant elects to exercise the Options, a certified cheque or bank draft payable to the Company or wire transfer to an account specified by the Company, in an amount equal to the aggregate Exercise Price or in such other manner as may be permitted by the board of directors of the Company pursuant to the Plan. If only part of these Options are being exercised, the Company shall amend this Israeli Option Certificate to indicate the number of Options exercised and the amended Israeli Option Certificate shall then be returned to the Participant.
This Israeli Option Certificate, as well as the Options represented thereby, shall not be transferrable except in accordance with the Plan. This Israeli Option Certificate is only delivered for convenience and in the event of a dispute with respect thereto, the provisions of the Plan and the records of the Company shall be determinative and binding on the Participant.
This Israeli Option Certificate is subject to the terms and conditions of the Plan, the Trust Agreement (as defined below), Section 102 and any tax rulings the Company shall obtain from the ITA.
Shares issuable upon the exercise of the Option granted to the Participant under this Israeli Option Certificate will be held by the Trustee pursuant to the Trust Agreement. The Trustee will hold the Shares issued upon exercise of the Option in accordance with the Trust Agreement, the Plan, Section 102 and any applicable law, and withhold any tax due (including Israeli National Insurance and Health Tax if applicable) in accordance with the terms and conditions of Section 102 and any applicable law. The Participant shall indemnify the Company and/or its shareholders and/or its officers and directors, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to withholding tax. Any share certificate issued upon exercise of the Options shall be held and registered on the name of the Trustee for the benefit of the Participant.
Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

23738403.3

Dated in______________on_____________, 20__.

CRONOS GROUP INC.
By:
Authorized signatory
By signing where indicated below, the Participant acknowledges and confirms that:

1.	his or her participation under the Plan is voluntary;

2.
he or she has received a copy of the Plan which was applicable at the time of this grant of Options and that no amendment to the Plan thereafter shall affect any right granted to him or her in respect of the Options, except if such amendment is approved by the Participant, or does not materially adversely affect the Participant’s rights or is required in order to comply with changes to any relevant law or regulation applicable with respect to the Plan, the Options or the Shares; and

3.
after having an adequate opportunity to review the above terms, including the Plan and the Trust Agreement and seek advice of legal counsel, he or she agrees to and accepts all of the terms and conditions of this Israeli Option Certificate, the Plan and the Trust Agreement, and he or she hereby further declares and acknowledges, by his or her signature below, that: (i) he or she fully understands Section 102, the Rules and regulations promulgated thereunder apply to the Option specified in this Israeli Option Certificate, (ii) he or she understands the provisions of Section 102, the tax track chosen and the implications thereof, and (iii) the Option shall also be subject to the terms of the Plan, the option Certificate, the Trust Agreement and applicable law; and

4.	he or she has read and understands the Plan and accepts to be bound by the provisions thereof and the terms and conditions of this Israeli Option Certificate.
Dated in______________on_____________, 20__.

Participant Name:

23738403.3

CRONOS GROUP INC.
STOCK OPTION PLAN ISRAELI OPTION CERTIFICATE
(Applicable to: 3(i) Options)
This Israeli Option Certificate is delivered pursuant to the provisions of the Cronos Group Inc. (the “Company”) 2018 Stock Option Plan (as amended from time to time, the “Plan”) and certifies that the optionee mentioned below (the “Participant”) has been granted Options (as defined in the Plan) to purchase common shares (the “Shares”) in the capital of the Company, in accordance with and subject to the following terms and conditions and the terms and conditions set out in the Plan:

Participant:	[•]
Grant Date:	[•]
Number of Options:	[•]
Tax Status of Option	[3(i) Options]
Exercise Price:	$[•]/Share
Vesting Schedule:	[Vesting in 16 quarterly installments, but subject to the Plan].
Expiry:	[7 years], unless terminated or expired earlier in accordance with the Plan.
Other Terms:
Notwithstanding anything to the contrary in the Plan, the exercise by Altria Summit LLC (or any of its affiliates) of the Purchased Warrant (as defined in the Investor Rights Agreement between the Company and Altria Group, Inc. (as may be amended or otherwise modified in accordance with its terms)) shall not constitute a “Change of Control” (as defined in the Plan) and any provisions regarding accelerated vesting, including Sections 4.3 and 4.4 of the Plan, shall not apply to the Options and Share Appreciation Rights in connection with the exercise by Altria Summit LLC (or any of its affiliates) of the Purchased Warrant.

The Participant may exercise these Options to the extent vested in accordance with this Israeli Option Certificate and the Plan by delivering to the Company an Exercise Notice (attached as Appendix “B” to Schedule C of the Plan) accompanied by this Israeli Option Certificate and, where the Participant elects to exercise the Options, a certified cheque or bank draft payable to the Company or wire transfer to an account specified by the Company, in an amount equal to the aggregate Exercise Price or in such other manner as may be permitted by the board of directors of the Company pursuant to the Plan. If only part of these Options are being exercised, the Company shall amend this Israeli Option Certificate to indicate the number of Options exercised and the amended Israeli Option Certificate shall then be returned to the Participant.
This Israeli Option Certificate, as well as the Options represented thereby, shall not be transferrable except in accordance with the Plan. This Israeli Option Certificate is only delivered for convenience and in the event of a dispute with respect thereto, the provisions of the Plan and the records of the Company shall be determinative and binding on the Participant.
This Israeli Option Certificate is subject to the terms and conditions of the Plan, Section 3(i) and any tax rulings the Company shall obtain from the ITA.
The Company and/or Israeli Affiliate and/or Israeli Subsidiary can withhold any tax due (including Israeli National Insurance and Health Tax if applicable) in accordance with the terms and conditions of Section 3(i) and any applicable law. The Israeli Participant shall indemnify the Company and/or its shareholders and/or its officers, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to withholding tax.
Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.
Dated in______________on_____________, 20__.

CRONOS GROUP INC.
By:
Authorized signatory

23738403.3

By signing where indicated below, the Israeli Participant acknowledges and confirms that:

1.	his or her participation as a beneficiary of Options granted under the Plan is voluntary;

2.
he or she has received a copy of the Plan which was applicable at the time of this grant of Options and that no amendment to the Plan thereafter shall affect any right granted in respect of the Options, except if such amendment is approved by the Participant, or does not materially adversely affect the Participant’s rights (as trustee for his or her benefit) or is required in order to comply with changes to any relevant law or regulation applicable with respect to the Plan, the Options or the Shares; and

3.
after having an adequate opportunity to review the above terms, including the Plan and seek advice of legal counsel, he or she agrees to and accepts all of the terms and conditions of this Israeli Option Certificate and the Plan, and he or she hereby further declares and acknowledges, by his or her signature below, that: (i) he or she fully understands that Section 3(i) apply to the Option specified in this Israeli Option Certificate, (ii) he or she understands the provisions of Section 3(i), the tax track chosen and the implications thereof, and (iii) the Option shall also be subject to the terms of the Plan, the option Certificate and applicable law; and

4.	he or she has read and understands the Plan and accepts to be bound by the provisions thereof and the terms and conditions of this Israeli Option Certificate.
Dated in______________on_____________, 20__.

Participant Name:

23738403.3

APPENDIX B TO SCHEDULE C
CRONOS GROUP INC.
STOCK OPTION PLAN EXERCISE NOTICE FOR ISRAELI PARTICIPANTS
TO: CRONOS GROUP INC. (the “Company”)
Pursuant to the to the provisions of the Company’s 2018 Stock Option Plan (as amended from time to time, the “Plan”) the undersigned Participant hereby gives an irrevocable notice of the exercise of the options (the “Options”) evidenced by the Israeli Option Certificate dated      (the “Option Certificate”):

□Cash Exercise of Options
purchase shares in the capital of the Company that are issuable pursuant to the Options (the “Option Shares”) and hereby (circle one):
(a)subscribes for all of the Option Shares; or
(b)subscribes for number of Option Shares.
The Exercise Price per Option is and the aggregate Exercise Price for all of the Options being exercised is (the “Aggregate Exercise Price”).
Payment: With this notice, the undersigned is delivering the Aggregate Exercise Price by certified cheque or bank draft payable to Cronos Group Inc. or wire transfer to an account specified by the Company.

DELIVERY: The undersigned requests that the Company registers and delivers (pick one):
□Certificated Shares (paper certificate)
Lost paper certificates may be subject to a replacement fee, levied by the transfer agent, equal to 3% of the market value of the aggregate shares represented by the certificate at the time the loss is reported, or other fee then in force under the transfer agent’s policies.

OR
□Direct Registration Statement (electronically registered). In accordance with Section 102 the shares shall be registered on the name of the Trustee for the benefit of the undersigned and be deposited and/or controlled by the Trustee all in accordance with Section 102.

to the address below:

Registration Name and Address: [Trustee name for the benefit of the undersigned]	N/A	Mailing Address (if different): With the Trustee Address in Israel.

The undersigned Participant understands that the Option is subject to Section 102, the tax track chosen and the implications thereof and that the Option shall also be subject to the terms of the Trust Agreement. Any shares issued upon exercise of the Option shall be held and registered in the Trustee’s name for my benefit and be subject to the rules of Section 102, the Plan, the Option Certificate, the Trust Agreement and applicable law.
The undersigned Participant further understands that the Trustee is receiving the Shares, for the benefit of the undersigned, pursuant to the terms of the Plan, the Israeli Option Certificate and Trust Agreement, copies of which the undersigned have received and carefully read and understand.
Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Dated:

(Signature of the Participant)
(Name of the Participant - in block letters)

23738403.3

23738403.3